EXHIBIT 24.5

POWER OF ATTORNEY

Know all by these presents, that I, the undersigned, do hereby appoint Mike Kinney, Robert E. Brummels, Kent A. Friedrich, and Leonard Wostrel and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in my capacity as director, the Registration Statement on Form S-3 of Husker Ag, LLC and any and all amendments (including post-effective amendments) to this Registration Statement, as my attorney-in-fact, and to file the Registration Statement, any and all such amendments, and exhibits and documents thereto required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of September, 2006.

/s/ Stanley Gyberg
Stanley Gyberg

STATE OF MINNESOTA COUNTY OF (illegible)	) ) )	ss.

On this 2nd day of September, 2006, before me, a Notary Public qualified for said county, personally came Stanley Gyberg, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

{SEAL}	(illegible)
Notary Public
My commission expires: